                        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION VIA
                                                      EDGAR ON NOVEMBER 16, 2001

                                                      REGISTRATION NO. 333-65590
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                 LUMINENT, INC.
             (Exact Name of Registrant as Specified in its Charter)

           DELAWARE                           3674                        95-4798130
(State or other jurisdiction of   (Primary Standard Industrial         (I.R.S. Employer
incorporation or organization)       Classification Number)         Identification Number)

                              20550 NORDHOFF STREET
                          CHATSWORTH, CALIFORNIA 91311
                                 (818) 773-9044
                              (818) 576-9456 (FAX)
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)
                                   NOAM LOTAN
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              20550 NORDHOFF STREET
                          CHATSWORTH, CALIFORNIA 91311
                                 (818) 773-9044
                              (818) 576-9456 (FAX)
            (Name, address, including zip code, and telephone number,
                   including area code, of agents for service)

                                    Copies to

                               Mark A. Klein, Esq.
                                 Peter V. Hogan
                           Kirkpatrick & Lockhart LLP
                       10100 Santa Monica Blvd. Suite 700
                         Los Angeles, California 90067
                            Telephone (310) 552-5000
                            Facsimile (310) 552-5001

                                EXPLANATORY NOTE

        The purpose of this post-effective amendment is to remove from registration all securities, consisting of 18,720,000 shares of common stock of the registrant, that remain unsold in the offering subject of Registration Statement (file no. 333-65590). None of such securities were sold and the offering has terminated.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chatsworth, State of California, on the 15th day of November, 2001.

                                            LUMINENT, INC.



                                            By: /s/ Noam Lotan
                                               ---------------------------------
                                                Noam Lotan
                                                President and Chief Executive
                                                Officer

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Noam Lotan and Shlomo Margalit, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution for him in any and all capacities, to sign (1) any and all amendments (including post-effective amendments) to this Registration Statement and (2) any registration statement or post-effective amendment thereto to be filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

              SIGNATURE                                  TITLE                          DATE
              ---------                                  -----                          ----
        /s/ Noam Lotan                 President and Chief Executive Officer      November 15, 2001
-------------------------------------  and Chairman of the Board of Directors
        Noam Lotan                     (Principal Executive Officer)


        /s/ Eric Blachno               Chief Financial Officer                    November 15, 2001
-------------------------------------  (Principal Financial and Accounting
        Eric Blachno                   Officer)


        Shomo Margalit                 Director                                   November 15, 2001
-------------------------------------
        Shlomo Margalit


        /s/ Igal Shidlovsky            Director                                   November 15, 2001
-------------------------------------
        Igal Shidlovsky


        /s/ Arie Zimmerman             Director                                   November 14, 2001
-------------------------------------
        Arie Zimmerman